Exhibit 10.1

Date:	November 29, 2023

To:	10X Capital Venture Acquisition Corp. II, a Cayman Islands exempted company (“10X Capital”) and African Agriculture, Inc., a Delaware corporation (“African Agriculture”).

Address:	1 World Trade Center, 85th Floor, New York, New York 10007

From:	Vellar Opportunities Fund Master, Ltd. (“Seller”)

Re:	Cash-Settled Equity Derivative Transaction

The purpose of this agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Seller, 10X Capital and African Agriculture on the Trade Date specified below. The term “Counterparty” refers to 10X Capital until the Business Combination (as defined below), then to Pubco (as defined below), following the Business Combination. In connection with the transactions contemplated by the Merger Agreement (as defined below), 10X AA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of 10X Capital (“Merger Sub”), will merge with and into African Agriculture, with African Agriculture surviving as a wholly-owned subsidiary of 10X Capital. In connection with the consummation of the Business Combination, 10X Capital will change its corporate name to “African Agriculture Holdings Inc.” (“Pubco”) (each such transaction and the other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”). Certain terms of the Transaction shall be as set forth in this Confirmation, with additional terms as set forth in a pricing date notice (the “Pricing Date Notice”) in the form of Schedule A hereto. This Confirmation, together with the Pricing Date Notice(s), constitutes a “Confirmation” and the Transaction constitutes a separate “Transaction” as referred to in the ISDA Form (as defined below).

This Confirmation, together with the Pricing Date Notices, evidences a complete binding agreement between Seller, 10X Capital and African Agriculture as to the subject matter and terms of the Transaction to which this Confirmation relates and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and with the Swap Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. If there is any inconsistency between the Definitions and this Confirmation, this Confirmation governs. If, in relation to the Transaction to which this Confirmation relates, there is any inconsistency between the ISDA Form, this Confirmation (including the Pricing Date Notice), the Swap Definitions and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) this Confirmation (including the Pricing Date Notice(s)); (ii) the Equity Definitions; (iii) the Swap Definitions; and (iv) the ISDA Form.

This Confirmation, together with the Pricing Date Notice, shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “ISDA Form”) as if Seller, African Agriculture and Counterparty had executed an agreement in such form (but without any Schedule except as set forth herein under “Schedule Provisions”) on the Trade Date of the Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows.

General Terms

Type of Transaction:	Share Forward Transaction

Trade Date:	November 29, 2023

Pricing Date:	As specified in a Pricing Date Notice. The initial Pricing Date Notice must be provided by Seller to Counterparty immediately following the Share Transfer and will specify a Pricing Date the trading day following the Share Transfer.

Effective Date:	Two trading days (one “Settlement Cycle”) following the Pricing Date, provided that this Confirmation shall not become effective until the Share Transfer has occurred pursuant to the Share Transfer Agreement.

Valuation Date:	The earlier to occur of (a) the date that is 24 months after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of November 2, 2022 (as may be amended from time to time, the “Merger Agreement”), by and among 10X Capital, Merger Sub and African Agriculture, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the date on which the event that is the subject of the notice occurred) after the occurrence of any of (w) a VWAP Trigger Event or (x) a Delisting Event, (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective, and (d) the date specified by Counterparty in a written notice to be delivered to Seller at Counterparty’s sole discretion (which Valuation Date shall not be earlier than the date of an occurrence of an Event of Default by Seller as provided for under the ISDA Form and that is the subject of the notice)) for an Event of Default by Seller (and such specification of a Valuation Date shall be the sole right of Counterparty upon the occurrence of an Event of Default by Seller in lieu of Section 6(a) of the ISDA Form); provided that, so long as the Pubco Shares issued as consideration pursuant to the terms of the Merger Agreement for the AFRAG Shares that constitute the Recycled Shares have been transferred to the Seller’s brokerage account, Seller will not issue any notice contemplated in clauses (b) or (c) of this sentence until the earlier of (i) the delivery to Counterparty by Seller of the first tranche of the Funding Election (as described below) and (ii) in the event Pubco Shares have not yet been delivered to Seller’s brokerage account, 10 calendar days following the closing of the Business Combination. The Valuation Date notice will become effective immediately upon its delivery from Seller to Counterparty in accordance with this Confirmation. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply in calculation of the Settlement Amount.

VWAP Trigger Event:	An event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $2.00 per share.

VWAP Price:	For any scheduled trading day, the volume weighted average price per Share for such day as reported on the relevant Bloomberg Screen “VCXA <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such trading day for any reason or is erroneous, or otherwise unavailable or unobtainable, the VWAP Price shall be as reasonably determined in good faith by the Calculation Agent.

Reset Price:	$10.00; provided, that the Reset Price will be reduced upon a Dilutive Offering Reset.

Dilutive Offering Reset:	To the extent the Counterparty, after closing of the Business Combination, sells, enters any agreement to sell or grants any right to reprice, or otherwise disposes of or issues (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of the Counterparty or any of its respective subsidiaries that entitle the holder thereof to acquire or sell on behalf of the Counterparty at any time Shares or other securities (including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares or other securities) at an effective price per share less than the then existing Reset Price (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price; provided, that without limiting the foregoing, a Dilutive Offering, for the avoidance of doubt, shall include any Shares issued in an at the market offering, equity line of credit or other similar financing, and for any equity line of credit, the Counterparty may not register the shares covered by such equity line of credit, and without the prior written consent of the Seller, may not draw against the equity line of credit, and a Dilutive Offering Reset shall not apply to (i) any grants or issuances of equity awards (or Shares underlying such equity awards, or Shares sold by any award-holder or the Counterparty solely to cover applicable taxes) under the Counterparty’s or African Agriculture’s equity compensation plans, (ii) any Shares issued in connection with the Business Combination pursuant to or as contemplated by the Merger Agreement and disclosed in documents filed with the Securities and Exchange Commission (the “SEC”) by Counterparty in respect of the Business Combination, (iii) Pubco Shares issued by Pubco to the AA Stockholder as described in the Share Issuance Agreement, by and between Counterparty and AA Stockholder or (iv) Shares issued prior to March 31, 2024 in public or private offerings at effective prices equal to or greater than $5.00 per share and with aggregate net proceeds from such Shares not to exceed $10,000,000. In the event that the Counterparty in respect of the Shares engages in a stock split, a reverse stock split or pays dividends in the form of Shares (each, a “Dilutive Issuance”), the Reset Price shall be adjusted to reflect the effect of the Dilutive Issuance. In the event that the Counterparty engages in a Variable Rate Transaction, a Dilutive Offering will have been deemed to have occurred and the price of such Dilutive Offering will be deemed to be the lowest price contemplated under the transaction documentation of the Variable Rate Transaction. Counterparty shall not undertake a Dilutive Offering, including a Variable Rate Transaction, with an effective price (which for these purposes shall be the economic cost basis at which an investor in the Variable Rate Transaction is at risk, including in the calculation of such effective price any fees or reimbursement of expenses that the investor receives as part of a transaction) of less than $5.00 per Share (assuming no Dilutive Issuance has occurred) without the prior written consent of the Seller, which shall not be unreasonably withheld. “Variable Rate Transaction” means a transaction in which the Counterparty or its subsidiaries issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Counterparty, or the market for the Shares, other than pursuant to a customary “weighted average” anti-dilution provision.

Seller:	Seller.

Buyer:	Counterparty.

Shares:	Prior to the closing of the Business Combination, shares of the common stock, par value $0.0001 per share, of African Agriculture (“AFRAG Shares”) and, after the closing of the Business Combination, shares of common stock, par value $0.0001 per share, of Pubco (“Pubco Shares”).

Number of Shares:	The sum of (i) the number of Recycled Shares less (ii) the Number of Shares Adjustment, and less (iii) the number of Terminated Shares. The Number of Shares is subject to reduction only as described under “Optional Early Termination” or “Transfer or Assignment.”

Maximum Number of Shares:	11,500,000 Pubco Shares.

Recycled Shares:	The number of AFRAG Shares acquired by Seller from a stockholder of African Agriculture (the “AA Stockholder”) pursuant to a share transfer agreement (the “Share Transfer Agreement” and such acquisition of Shares, the “Share Transfer”) that is equal to the result of (x) 11,500,000 divided by (y) the Exchange Ratio (as defined in the Merger Agreement), such that at the closing of the Business Combination, the Seller will receive that consideration provided for in the Merger Agreement that a holder of AFRAG Shares is entitled to receive pursuant to the Merger Agreement, consisting of 11,500,000 Pubco Shares (the “Number of Recycled Shares”), which is what the Seller shall specify in the initial Pricing Date Notice.

Variable Obligation:	Not applicable.

Exchanges:	The Nasdaq Stock Market.

Related Exchange(s)	All Exchanges.

Payment Dates:	Following the Business Combination, the 15th day and the last day of each month or, if such date is not a Local Business Day, the next following Local Business Day, until the Valuation Date.

Reimbursement of Legal Fees and Other Expenses:	Counterparty shall pay to Seller an amount equal to the reasonable and documented attorney fees and other reasonable out-of-pocket expenses related thereto actually incurred by Seller or its affiliates in connection with this Transaction, not to exceed $100,000 in the aggregate.

Settlement Terms

Settlement Method Election:	Not Applicable.

Settlement Method:	Cash Settlement.

Settlement Amount:

In the event the Valuation Date is determined by clause (c) of the above section entitled Valuation Date, a cash amount equal to (1) the Number of Shares, multiplied by (2) the closing price of the Shares on the Exchange Business Day immediately preceding the Valuation Date.

In the event the Valuation Date is determined by clause (d) of the above section entitled Valuation Date, a cash amount equal to the Number of Shares as of the Valuation Date, multiplied by the VWAP Price over the Valuation Period, provided that the Pubco Shares received have been registered under the registration statement on Form S-4 filed by 10X Capital or are freely tradable by Seller without restriction. For the sake of clarity, in the event the Valuation Date is determined by clause (d) of the above section entitled Valuation Date, there shall be no Settlement Amount Adjustment.

In all other cases, a cash amount equal to (1) the Number of Shares as of the Valuation Date, multiplied by the VWAP Price over the Valuation Period less (2) the Settlement Amount Adjustment, provided that the Pubco Shares received have been registered under the registration statement on Form S-4 filed by 10X Capital or are freely tradable by Seller without restriction.

Unless the Valuation Date is determined by clause (c) of the above section entitled “Valuation Date,” Shares that are neither registered under the registration statement on Form S-4 filed by 10X Capital nor would not be transferable without any restrictions, including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act, will not be included in the calculation of the Settlement Amount.

Settlement Amount Adjustment:	A cash amount equal to the product of (1) (a) the Maximum Number of Shares less (b) any Terminated Shares as of the Valuation Date, multiplied by (2) $2.00.

Number of Shares Adjustment:	A number of Shares provided in a Number of Shares Adjustment Notice by Seller with actual aggregate proceeds equal to the Additional Funds Seller provided pursuant to a Funding Election.

Valuation Period:	The period commencing on the first Exchange Business Day immediately following the Valuation Date (or if the Valuation Date is not an Exchange Business Day, the first Exchange Business Day thereafter) and ending at 4:00 p.m. on the Exchange Business Day on which 10% of the total volume traded in the Shares over the period has reached an amount equal to the Number of Shares outstanding as of the Valuation Date less the number of Shares owned by Seller that are neither registered under the registration statement on Form S-4 filed by 10X Capital nor otherwise eligible for resale, including under Rule 144 (but only counting such Shares that are eligible for resale under Rule 144 to the extent the Counterparty is in compliance with the requirements of Rule 144(i)(2) for the entire period) (such concluding Exchange Business Day of the Valuation Period, the “Maturity Date”).

Settlement Currency:	USD.

Cash Settlement Payment Date:	The 25th trading day immediately following the Maturity Date. For the avoidance of doubt, the Seller will remit to the Counterparty on the Cash Settlement Payment Date an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Shares; provided, that if the Settlement Amount is a negative number neither the Seller nor the Counterparty shall be liable to the other party for any payment under this section.

Excess Dividend Amount:	Ex Amount.

Optional Early Termination:	From time to time and on any date following the Business Combination and following an OET Notice regarding Recycled Shares (any such date, an “OET Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to Counterparty (the “OET Notice”), that specifies the quantity of Shares and the amount by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”). For the avoidance of doubt, “Terminated Shares” includes only Shares specified in an OET Notice, and does not include any other Shares, whether or not sold, that the Seller does not elect to include in an OET Notice, and no such shares will be included in the definition of Terminated Shares or included when calculating the number of Terminated Shares. The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in the OET Notice with effect as of the relevant OET Date. As of each OET Date, Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date (an “Early Termination Obligation”). Seller shall pay each Early Termination Obligation to an account designated by Counterparty on the first Payment Date following the OET Date. The remainder of the Transaction, if any, shall continue in accordance with its terms. For the avoidance of doubt, no other amounts as may be set forth in Section 16.1 and 18.1 of the Swap Definitions shall be due to Counterparty upon an Optional Early Termination. For the sake of clarity, the Reset Price used for determining the Early Termination Obligation shall be the Reset Price in effect at the time of the OET Date, and not as of the date of any sale of Shares made by the Seller that represent Terminated Shares.

Funding Election:

Provided that (a) the Valuation Date has not yet occurred, (b) the Share Transfer has occurred prior to African Agriculture’s stockholders approving the Business Combination, (c) the Pubco Shares issued as consideration pursuant to the terms of the Merger Agreement for the AFRAG Shares that constitute the Recycled Shares having been transferred to the Seller’s brokerage account, which transfer shall occur no later than 5 Local Business Days after the closing of the Business Combination, and (d) the issuance of such Pubco Shares shall be registered under the registration statement on Form S-4 filed by 10X Capital with respect to the Business Combination such that such Pubco Shares upon delivery to Seller’s brokerage account are freely tradable by Seller without restriction, Seller shall provide up to $11,500,000 (the “Additional Funds”) in five tranches to an account designated by Counterparty, of which certain amounts shall be paid by the Seller directly to third parties, as specified in Schedule B, in satisfaction of amounts owed to such parties by 10X Capital or Pubco as follows:

First tranche of $5,750,000 funded one Settlement Cycle following the transfer to the Seller’s brokerage account of the Pubco Shares issued as consideration pursuant to the terms of the Merger Agreement for the AFRAG Shares that constitute the Recycled Shares.

Second tranche of $1,437,500 funded 30 days after the first tranche.

Third tranche of $1,437,500 funded 30 days after the second tranche.

Fourth tranche of $1,437,500 funded 30 days after the third tranche.

Fifth tranche of $1,437,500 funded 30 days after the fourth tranche.

Share Adjustments

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events involving Counterparty:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment.

Share-for-Combined:	Component Adjustment.

Tender Offer:	Applicable; provided, however, that Section 12.1(d) of the Equity Definitions is hereby amended by (i) replacing the reference therein to “10%” with “25%” and (ii) adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof. Sections 12.1(e) and 12.1(l)(ii) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting Shares”.

Consequences of Tender Offers:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Calculation Agent Adjustment.

Share-for-Combined:	Calculation Agent Adjustment.

Composition of Combined Consideration:	Not Applicable.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Capital Market or the Nasdaq Global Market (or their respective successors) or such other exchange or quotation system which, in the determination of the Calculation Agent, has liquidity comparable to the aforementioned exchanges; if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Business Combination Exclusion:	Notwithstanding the foregoing or any other provision herein, the parties agree that the Business Combination shall not constitute a Merger Event, Tender Offer, Delisting or any other Extraordinary Event hereunder.

Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof.

(b) Failure to Deliver:	Not Applicable.

(c) Insolvency Filing:	Applicable.

(d) Hedging Disruption:	Not Applicable.

(e) Increased Cost of Hedging:	Not Applicable.

(f) Loss of Stock Borrow:	Not Applicable.

(g) Increased Cost of Stock Borrow:	Not Applicable.

Determining Party:	For all applicable events, Seller, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Seller, or (ii) if Seller fails to perform its obligations as Determining Party, in which case a Third Party Dealer (as defined below) in the relevant market selected by Counterparty will be the Determining Party.

Additional Provisions:

Calculation Agent:

Seller, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Seller, or (ii) if Seller fails to perform its obligations as Calculation Agent, in which case an unaffiliated dealer in the relevant market selected by Counterparty in its reasonable discretion will be the Calculation Agent.

In the event that a party (the “Disputing Party”) does not agree with any determination made (or the failure to make any determination) by the Calculation Agent or the Determining Party, the Disputing Party shall have the right to require that the Calculation Agent or the Determining Party, as applicable, have such determination reviewed by a disinterested third party that is a dealer in derivatives of the type that is the subject of the dispute and that is not an Affiliate of either party (a “Third Party Dealer”). Such Third Party Dealer shall be jointly selected by the parties within one Local Business Day after the Disputing Party’s exercise of its rights hereunder (once selected, such Third Party Dealer shall be the “Substitute Calculation Agent” or “Substitute Determining Party,” as applicable). If the parties are unable to agree on a Substitute Calculation Agent or Substitute Determining Party, as applicable, within the prescribed time, each of the parties shall elect a Third Party Dealer and such two dealers shall agree on a Third Party Dealer by the end of the subsequent Local Business Day. Such Third Party Dealer shall be deemed to be the Substitute Calculation Agent or Substitute Determining Party, as applicable. Any exercise by the Disputing Party of its rights hereunder must be in writing and shall be delivered to the Calculation Agent or Determining Party, as applicable, not later than the third Local Business Day following the Local Business Day on which the Calculation Agent or Determining Party, as applicable, notifies the Disputing Party of any determination made (or of the failure to make any determination). Any determination by the Substitute Calculation Agent or Substitute Determining Party, as applicable, shall be binding in the absence of manifest error and shall be made as soon as possible but no later than the second Local Business Day following the Substitute Calculation Agent’s or Substitute Determining Party’s, appointment, as applicable. The costs of such Substitute Calculation Agent or Substitute Determining Party, as applicable, shall be borne by (a) the Disputing Party if the Substitute Calculation Agent or Substitute Determining Party, as applicable, substantially agrees with the Calculation Agent or Determining Party, or (b) the non-Disputing Party if the Substitute Calculation Agent or Substitute Determining Party, as applicable, does not substantially agree with the Calculation Agent or Determining Party, as applicable. If, after following the procedures and within the specified time frames set forth above, a binding determination is not achieved, the original determination of the Calculation Agent or Determining Party, as applicable, shall apply.

In determining the Valuation Period, the Calculation Agent in its reasonable discretion may exclude any volumes traded during the opening and closing auctions of any Exchange Business Day (including any reopenings pursuant to a suspension in trading or other extraordinary event).

Following any adjustment, determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty (which may be by email), the Calculation Agent will promptly (but in any event within five Exchange Business Days) provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such adjustment, determination or calculation (including any quotations, market data or information from internal or external sources, and any assumptions used in making such adjustment, determination or calculation), it being understood that in no event will the Calculation Agent be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it in making such adjustment, determination or calculation or any information that is subject to an obligation not to disclose such information.

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Schedule Provisions:

Specified Entity:	In relation to both Seller and Counterparty for the purpose of: Section 5(a)(v), Not Applicable Section 5(a)(vi), Not Applicable Section 5(a)(vii), Not Applicable

Cross-Default	The “Cross-Default” provisions of Section 5(a)(vi) of the ISDA Form will not apply to either party.

Credit Event Upon Merger	The “Credit Event Upon Merger” provisions of Section 5(b)(v) of the ISDA Form will not apply to either party.

Automatic Early Termination:	The “Automatic Early Termination” of Section 6(a) of the ISDA Form will not apply to either party.

Other Events of Early Termination	Notwithstanding anything to the contrary herein, in the Definitions or in the ISDA Form, if the Business Combination does not close and the SPAC liquidates this Transaction shall automatically terminate as of the time when redemptions are first effected without any amounts or other obligations being owed by either party to the other hereunder except for the payment by Counterparty to Seller of any amounts owing pursuant to “Reimbursement of Legal Fees and Other Expenses” herein.

Termination Currency:	United States Dollars.

Additional Termination Events:

Will apply to Seller. The occurrence of any of the following events shall constitute an Additional Termination Event in respect of which Seller shall be the Affected Party.

(a)   The Merger Agreement is terminated pursuant to its terms prior to the closing of the Business Combination.

Notwithstanding anything to the contrary herein, in the Definitions or in the ISDA Form, if an Early Termination Date is designated as a result of an Additional Termination Event, then this Transaction will terminate as of such Early Termination Date without any amounts or other obligations being owed by either party to the other hereunder, other than with respect to the terms set forth above under “Reimbursement of Legal Fees and Other Expenses” and below under “g. Waiver”.

Notwithstanding the foregoing, Counterparty’s obligations set forth under the captions, “Reimbursement of Legal Fees and Other Expenses,” and “Other Provisions — (4) Indemnification” shall survive any termination due to the occurrence of either of the foregoing Additional Termination Events.

Governing Law:	New York law (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the General Obligations Law).

Forum:	The courts of the State of New York located in New York County and the United States District Court for the Southern District of New York.

Credit Support Provider:	With respect to Seller and Counterparty, None.

Local Business Days:	Seller specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York. Counterparty specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York.

Representations, Warranties and Covenants

1.	Each of 10X Capital, African Agriculture and Seller represents and warrants to, and covenants and agrees with, the other as of the date on which it enters into the Transaction that (in the absence of any written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction) as follows.

a.	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

b.	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

c.	Non-Public Information. It is in compliance with Section 10(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

d.	Eligible Contract Participant. It is an “eligible contract participant” under, and as defined in, the Commodity Exchange Act (7 U.S.C. § 1a(18)) and CFTC regulations (17 CFR § 1.3).

e.	Tax Characterization. It shall treat the Transaction as a derivative financial contract for U.S. federal income tax purposes, and it shall not take any action or tax return filing position contrary to this characterization, except to the extent otherwise required by a “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or any similar provision of state, local or foreign law.

f.	Investment Company Act. It is not and, after giving effect to the Transaction, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

g.	Authorization. The Transaction, including this Confirmation, has been entered into pursuant to authority granted by its board of directors or other governing authority. It has no internal policy, whether written or oral, that would prohibit it from entering into any aspect of the Transaction, including, but not limited to, the purchase of Shares to be made in connection therewith.

h.	Affiliate Status. It is the intention of the parties hereto that Seller shall not be an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of African Agriculture or Counterparty, including 10X Capital or Pubco, following the closing of the Business Combination, as a result of the transactions contemplated hereunder.

2.	Counterparty represents and warrants to, and covenants and agrees with, Seller as of the date on which it enters into the Transaction as follows.

a.	Non-Reliance. Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Seller is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards.

b.	Solvency. Each of Counterparty and African Agriculture shall, after giving effect to the Closing, and as of the date of any payment or delivery by Counterparty under the Transaction, have assets having a fair value greater than liabilities. Each of Counterparty and African Agriculture: (i) has not engaged in and will not engage in any business or transaction after which the property remaining with it will be unreasonably small in relation to its business, (ii) has not incurred and does not intend to incur debts beyond its ability to pay as they mature, and (iii) as a result of entering into and performing its obligations under the Transaction, (a) it has not violated and will not violate any relevant state law provision applicable to the acquisition or redemption by an issuer of its own securities and (b) it would not be nor would it be rendered “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code or under any other applicable local insolvency regime).

c.	Public Reports. As of the Trade Date, Counterparty is in material compliance with its reporting obligations under the Exchange Act, and all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the most recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d.	No Distribution. Except with respect to any Shares that may be offered and sold pursuant to the Registration Statement, Counterparty is not entering into the Transaction to facilitate a distribution of the Shares (or any security that may be converted into or exercised or exchanged for Shares, or whose value under its terms may in whole or in significant part be determined by the value of the Shares) or in connection with any future issuance of securities.

e.	SEC Documents. The Counterparty shall not file with the SEC any Form 8-K (or Form 6-K (if applicable)), Registration Statement on Form S-4 (or Form F-4 (if applicable)), including any post-effective amendment thereof, proxy statement, or other document that includes any disclosure regarding this Confirmation or the Transaction without consulting with and reasonably considering any comments received from Seller, provided, that no consultation shall be required with respect to any subsequent disclosures that are substantially similar to prior disclosures by Counterparty that were reviewed by Seller.

f.	Disclosure. Counterparty agrees to comply with applicable SEC guidance in respect of disclosure of the Transaction. Counterparty shall provide Seller with all public disclosure relating to the Transaction, including the press release, Form 8-K and any other filing that announces the Transaction, so that Seller can ensure that such public disclosure adequately discloses the material terms and conditions of the Transaction and all material non-public information disclosed to Seller in connection with the Transaction, and Counterparty shall not file or release any such disclosure without the consent of Seller, provided that if Seller unreasonably withholds consent or does not promptly respond to Counterparty’s request for consent, Counterparty may file or release any such disclosure that should be reasonably acceptable to Seller. Counterparty shall file the Form 8-K announcing the Transaction by 9:30 a.m. Eastern Time on the date immediately following the date that this Confirmation is signed. The Form 8-K announcing the Transaction will include disclosure of the Transaction attach a copy of the Confirmation as an exhibit. Furthermore, within one day of the expiration of the period for submission of requests to redeem shares of Counterparty pursuant to the governing documents of Counterparty in connection with the Business Combination, Counterparty shall file an 8-K with the SEC disclosing how many shares of Counterparty have been requested to be redeemed, how many shares of Counterparty will remain outstanding among such shares that were eligible to be redeemed upon the acceptance of the requests to redeem on the Closing Date, and representing that no redemption reversal requests will be accepted following the deadline to request redemptions, as may be extended, as specified in the organizational documents of 10X Capital.

g.	Listing. The Counterparty agrees to use its best efforts to maintain the listing of the Shares on a national securities exchange; provided, that if the Shares cease to be listed on a national securities exchange or upon the filing of a Form 25 (provided that the Shares have not on such date been conditionally approved for listing on the New York Stock Exchange, the NYSE American stock exchange, the Nasdaq Global Select Market, Nasdaq Capital Market or the Nasdaq Global Market (or their respective successors)) (each a “Delisting Event”), Seller may accelerate the Valuation Date under this Confirmation by delivering notice to the Counterparty and shall be entitled to the Legal Fees and Other Expenses, which shall be due and payable immediately following the Valuation Date.

h.	Regulatory Filings. Counterparty covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction.

i.	Regulation M and Approvals. Each of Counterparty and African Agriculture is not on the Trade Date and agrees and covenants on behalf of itself that it will not be on any date Seller is purchasing shares that may be included in a Pricing Date Notice, engaged or engaging in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty and African Agriculture shall not, until the second scheduled trading day immediately following dates referenced in the preceding sentence, engage in any such distribution. Each of Counterparty and African Agriculture also agrees and covenants that the Merger Agreement was executed and all required approvals and consents of African Agriculture security holders in connection with entry into the Merger Agreement have been obtained and any subsequent valuation periods as contemplated under Regulation M under the Exchange Act, shall have been completed in each case no later than 10X Capital’s redemption deadline.

j.	No conflicts. The execution and delivery by Counterparty and African Agriculture of, and the performance by each of Counterparty and African Agriculture of its obligations under, the Transaction and the Confirmation and the consummation of the transactions contemplated by the Confirmation, including the payments and share issuances hereunder, do not and will not result in any breach or violation of or constitute a default under, nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Counterparty, African Agriculture or any of their respective subsidiaries pursuant to: (i) any provision of applicable law, (ii) the organizational documents of any of Counterparty, African Agriculture or any of their respective subsidiaries, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument binding upon Counterparty, African Agriculture or any of their respective subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Counterparty, African Agriculture or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Counterparty or African Agriculture of their respective obligations under the Confirmation, except as have been obtained. In addition, Counterparty and African Agriculture covenant and agree not to enter into any agreement or other arrangement that would prohibit, restrict or otherwise prevent the Counterparty, African Agriculture from performing its obligations hereunder, including the making of any payment or Share issuance to the Seller.

k.	Tender Offer Rules. Counterparty, African Agriculture and Seller each acknowledge that the Transaction has been structured, and all activity in connection with the Transaction has been undertaken to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

l.	Other Transactions. Counterparty and African Agriculture shall not enter into, negotiate or exchange terms with any other party for any other (i) Share Forward Transaction, (ii) any other similar arrangement during the term of this Transaction, or (iii) accept any redemption reversal requests subsequent to the expiration of the period for submission of requests to redeem shares of Counterparty, as may be extended, pursuant to the governing documents of Counterparty in connection with the Business Combination, without the prior written consent of Seller, which shall not be unreasonably withheld.

3.	Regulatory Filings. Seller covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction including, without limitation, as may be required by Section 13 or Section 16 (if applicable) under the Exchange Act and, assuming the accuracy of Counterparty’s Repurchase Notices (as described under “Repurchase Notices” below) any sales of the Recycled Shares will be in compliance therewith.

4.	No Shorting. Seller will not effect any Short Sales in respect of the Shares under this Agreement prior to the earlier of a) the Maturity Date and b) the cancellation of the Transaction. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, any and all types of direct and indirect stock pledges, forward sale contracts, liens, options, puts, calls, short sales, swaps (including total return swaps), “put equivalent positions” (as defined in Rule 16a 1(h) under the Exchange Act) and any and all similar arrangements (including on a total return basis). The parties agree that under no circumstances will the sale of Shares by Seller as contemplated by this Transaction be considered, construed, or interpreted to constitute a Short Sale.

Transactions by Seller in the Shares

Subject to any restrictions set forth in this Confirmation, Seller may sell or otherwise transfer, loan or dispose of any of the Shares or any other shares or securities of the Counterparty in one or more public or private transactions at any time. Any Recycled Shares sold by Seller during the term of the Transaction and included on an OET Notice will cease to be included in the Number of Shares.

Unless specified in an OET Notice, no sale of Shares by Seller shall terminate all or any portion of this Confirmation, nothing contained herein shall limit any of Seller’s purchases and sales of Shares.

Trust Account Waiver

Seller hereby waives any and all right, title and interest, or any claim of any kind they have or may have during the term of this Confirmation, in or to any monies held in the Counterparty’s Trust Account and agrees not to seek recourse against the Trust Account in each case, as a result of, or arising out of, this Transaction; provided, however, that nothing herein shall (i) serve to limit or prohibit Seller’s right to pursue a claim against the Counterparty for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (ii) serve to limit or prohibit any claims that the Seller may have in the future against the Counterparty’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), (iii) be deemed to limit Seller’s right, title, interest or claim to the Trust Account by virtue of such Seller’s record or beneficial ownership of securities of the Counterparty acquired by any means other than pursuant to this Transaction or (iv) serve to limit Seller’s redemption right with respect to any such securities of the Seller other than during the term of the Confirmation.

No Arrangements

Seller, Counterparty and African Agriculture each acknowledge and agree that: (i) there are no voting, hedging or settlement arrangements between or among Seller, Counterparty and African Agriculture with respect to any Shares, other than those set forth herein; (ii) Seller may hedge its risk under the Transaction in any way Seller determines (that does not otherwise violate the terms of this Confirmation), provided that Seller has no obligation to hedge with the purchase, sale or maintenance of any Shares or otherwise; (iii) Counterparty and African Agriculture will not be entitled to any voting rights in respect of any of the Shares underlying the Transaction; and (iv) Counterparty and African Agriculture will not seek to influence Seller with respect to the voting or disposition of any Shares.

Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the ISDA Form, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the ISDA Form.

Address for Notices

Notice to Seller

Vellar Opportunities Fund Master, Ltd.

3 Columbus Circle

24th Floor

New York, NY 10019

Attention: General Counsel

Email: gc@cohenandcompany.com

With a copy to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attn: Jeffrey C. Selman

E-mail: jeffrey.selman@us.dlapiper.com

Notice to African Agriculture

African Agriculture, Inc.

415 Park Avenue, 9th Floor

New York, NY 10022

Attention: Harry Green; Alan Kessler

Email: hg@africanagriculture.com; ak@africanagriculture.com

With a copy to:

Morrison Cohen LLP

909 Third Avenue

New York, NY 10022

Attn: Jack Levy; Anthony Saur

Email: jlevy@morrisoncohen.com; amsaur@morrisoncohen.com

Notice to Counterparty

10X Capital Venture Acquisition Corp. II

1 World Trade Center, 85th Floor

New York, New York 10007

Attn: Hans Thomas

E-mail: hans@10xcapital.com

With a copy to:

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Attn: J. David Stewart

E-mail: j.david.stewart@lw.com

Following the Closing of the Business Combination

African Agriculture Holdings Inc.

415 Park Avenue, 9th Floor

New York, NY 10022

Attention: Harry Green; Alan Kessler

Email: hg@africanagriculture.com; ak@africanagriculture.com

With a copy to:

Morrison Cohen LLP

909 Third Avenue

New York, NY 10022

Attn: Jack Levy; Anthony Saur

Email: jlevy@morrisoncohen.com; amsaur@morrisoncohen.com

Except as otherwise expressly provided herein, any notice, consent, waiver and other communication hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) upon sending by e-mail, unless there is prompt receipt of a notice of non-delivery, or (iii) one Local Business Day after sending by a reputable, nationally recognized overnight courier service, in each case to the applicable Party at the addresses set forth above (or at such other address for a Party as that Party shall specify by notice).

Other Provisions

1.	Rule 10b-5.

a.	Counterparty represents and warrants to Seller that Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act, and Counterparty represents and warrants to Seller that Counterparty has not entered into or altered, and agrees that Counterparty will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares.

b.	Counterparty agrees that it will not seek to control or influence Seller’s decision to make any “purchases or sales” under the Transaction, including, without limitation, Seller’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation and the Transaction under the federal securities laws, including without limitation, the prohibitions on manipulative and deceptive devices under the Exchange Act.

c.	Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a written trading plan for trading securities. Without limiting the generality of the foregoing, Counterparty acknowledges and agrees that any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, including without limitation the prohibition on manipulative and deceptive devises under the Exchange Act and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

2.	Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares (other than in connection with a Counterparty equity compensation program (e.g., to fund taxes in connection with vested RSUs)), promptly give Seller a written notice of such repurchase (a “Repurchase Notice”), if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than the number of Shares outstanding that would result in the percentage of total Shares outstanding represented by the number of Shares underlying the Transaction increasing by 0.10% (in the case of the first such notice) or (ii) thereafter more than the number of Shares that would need to be repurchased to result in the percentage of total Shares outstanding represented by the number of Shares underlying the Transaction increasing by a further 0.10% less than the number of Shares included in the immediately preceding Repurchase Notice; provided, that Counterparty agrees that this information does not constitute material non-public information; provided further if this information shall be deemed to be material non-public information by Counterparty, it shall publicly disclosed immediately.

3.	Transfer or Assignment. The Seller may freely transfer or assign its rights and duties under this Confirmation with the consent of Counterparty, which may not be unreasonably withheld, provided that no Funding Election shall occur if the Seller has an Excess Ownership Position (as defined below) and consent of a transfer or assignment of Seller’s rights and duties under this Confirmation has not been provided by Counterparty. If at any time following the closing of the Business Combination at which (A) the Section 16 Percentage exceeds 9.99% (if the Counterparty is on such date a foreign private issuer (as defined by Rule 405 under the Securities Act)), or (B) the Share Amount exceeds the Applicable Share Limit, if any applies (any such condition described in clause (A) or (B), and “Excess Ownership Position”), Seller is unable to effect a transfer or assignment of a portion of the Transaction to a third party on pricing terms reasonably acceptable to Seller, and within a time period reasonably acceptable to Seller, such that no Excess Ownership Position exists, then Seller may designate any Local Business Day as an Early Termination Date solely with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Seller so designates an Early Termination Date with respect to a portion of the Transaction, it shall deliver to Counterparty on the Early Termination Date a number of Shares equal to the Terminated Portion, and Seller shall have no obligation to make payment to Counterparty in respect of those Shares. The Number of Shares will be reduced by the number of Shares in any Terminated Portion. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, as determined by Seller, (A) the numerator of which is the number of Shares that Seller and each person subject to aggregation of Shares with Seller under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) of the Exchange Act) with Seller directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) (the “Seller Group” ) and (B) the denominator of which is the number of Shares outstanding.

The “Share Amount” as of any day is the number of Shares that Seller Group, owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under Section 13 of the Exchange Act, as determined by Seller in its reasonable discretion.

The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting (other than Section 16 filings or filings on Schedule 13D or 13G) or registration obligations under the Securities Act, minus (B) 0.1% of the number of Shares outstanding.

At any time prior to closing of the Business Combination, Seller may elect to reduce the Maximum Number of Shares and the number of Recycled Shares by 50% (in which case, each tranche of the Funding Election will also be reduced by 50%) if the Seller reasonably believes following closing of the Business Combination it will hold Shares in an amount that exceeds the Applicable Share Limit.

4.	Indemnification. Counterparty agree to indemnify and hold harmless Seller, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but not including financial losses to an Indemnified Party relating to the economic terms of the Transaction provided that the Counterparty performs its obligations under this Confirmation in accordance with its terms), claims, damages and liabilities (or actions in respect thereof) and reasonable and documented out-of-pocket expenses, joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Indemnified Parties and the Counterparty or between any of the Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon the Transaction, including the execution or delivery of this Confirmation, the performance by Counterparty of its obligations under the Transaction, any material breach of any covenant, representation or warranty made by Counterparty or African Agriculture in this Confirmation or the ISDA Form, regulatory filings and submissions made by or on behalf of the Counterparty related to the Transaction (other than as relates to any information provided in writing by or on behalf of Seller or its affiliates), or the consummation of the transactions contemplated hereby, including the Registration Statement or any untrue statement or alleged untrue statement of a material fact contained in any registration statement press release, filings or other document, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is related to the manner in which Seller sells, or arising out of any sales by Seller of, any Shares, including the Recycled Shares or found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Seller’s material breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from Seller’s willful misconduct, bad faith or gross negligence in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition (and in addition to any other Reimbursement of Legal Fees and other Expenses contemplated by this Confirmation), Counterparty will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from such Indemnified Party’s breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from the gross negligence, willful misconduct or bad faith of the Indemnified Party or breach of any U.S. federal or state securities laws or the rules, regulations or applicable interpretations of the SEC. The provisions of this paragraph shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the ISDA Form or this Confirmation shall inure to the benefit of any permitted assignee of Seller.

5.	Amendments to Equity Definitions.

a.	Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (i) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (ii) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Form with respect to that Issuer.”; and

b.	Section 12.6(c)(ii) of the Equity Definitions is hereby amended by replacing the words “the Transaction will be cancelled,” in the first line with the words “Seller will have the right, which it must exercise or refrain from exercising, as applicable, in good faith acting in a commercially reasonable manner, to cancel the Transaction.”

6.	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

7.	Attorney and Other Fees. Subject to clause (4) Indemnification (above), in the event of any legal action initiated by any party arising under or out of, in connection with or in respect of, this Confirmation or the Transaction, the prevailing party shall be entitled to reasonable and documented attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

8.	Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

9.	Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be (a) a “securities contract” as defined in the Bankruptcy Code, in which case each payment and delivery made pursuant to the Transaction is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code, and (b) a “swap agreement” as defined in the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate, terminate and accelerate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the ISDA Form with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to otherwise constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

10.	Process Agent. For the purposes of Section 13(c) of the ISDA Form:

Seller appoints as its Process Agent: None

Counterparty appoints as its Process Agent: None.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at your earliest convenience.

Very truly yours,

VELLAR OPPORTUNITIES FUND MASTER, LTD.

By:	/s/ Solomon Cohen
	Name:	Solomon Cohen
	Title:	Director

Agreed and accepted by:

10X Capital Venture Acquisition Corp. II

By:	/s/ Hans Thomas
	Name:	Hans Thomas
	Title:	Chairman and Chief Executive Officer

African Agriculture, Inc.

By:	/s/ Alan Kessler
	Name:	Alan Kessler
	Title:	Chairman & CEO

Schedule A

FORM OF PRICING DATE NOTICE

Date: [●], 2023

To: 10X Capital Venture Acquisition Corp. II (“Counterparty”)

Address: [●]

Phone: [●]

From: [●] (“Seller”)

Re: Cash-Settled Equity Derivative Transaction

1. This Pricing Date Notice supplements, forms part of, and is subject to the Confirmation Re: Cash-Settled Equity Derivative Transaction dated as of [●], 2023 (the “Confirmation”) between Counterparty and Seller, as amended and supplemented from time to time. All provisions contained in the Confirmation govern this Pricing Date Notice except as expressly modified below.

2. The purpose of this Pricing Date Notice is to confirm certain terms and conditions of the Transaction entered into between Seller and Counterparty pursuant to the Confirmation.

Pricing Date: [●], 2023

Number of Recycled Shares: [●]

Number of Shares: [●]

SCHEDULE B

[Attached]